Exhibit 10.4

EXECUTION VERSION

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

LEVIATHAN MINERALS GROUP INCORPORATED
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$_____________	Minneapolis, Minnesota August 22, 2011

LEVIATHAN MINERALS GROUP INCORPORATED, a Delaware corporation (the “Company”), for value received hereby promises to pay to _________, or registered assigns (the “Holder”), the sum of ______________, or such other amount as shall then equal the outstanding principal amount hereof and all accrued interest, as set forth below, on the earlier to occur of (i) February 22, 2013 (eighteen months from the date of this Note), or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below).  Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder. This Note is issued pursuant to that certain Securities Purchase Agreement by and among the Company and the Investors described therein, dated as of the date hereof, as the same may from time to time be amended, modified or supplemented (the “Purchase Agreement”). The Holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement.  This Note is one of the Convertible Promissory Notes referred to as the “Convertible Promissory Notes” in the Purchase Agreement.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i) “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(ii) “Common Stock” means the common stock of the Company.

(iii) “Company” shall include any corporation that, to the extent permitted by this Note or the Purchase Agreement, shall succeed to or assume the obligations of the Company under this Note.

(iv) “Conversion Shares” means shares of Common Stock into which this Note is converted pursuant to Section 5.1 or 5.2 hereof.

(v) “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

(vi) “Permitted Indebtedness” has the meaning provided in the Security Agreement.

(vii) “Permitted Liens” has the meaning provided in the Security Agreement.

2. Interest.  Until all outstanding principal and interest on this Note shall have been paid (or converted into shares of Common Stock) in full, simple interest on the unpaid principal balance of this Note shall accrue from the date hereof at the rate of ten percent (10%) per annum (the “Initial Interest Rate”).  Interest shall be due and payable in cash upon each anniversary of the issue date of this Note, except as otherwise provided in Section 3 hereof.  Upon the occurrence and during the continuation of an Event of Default that results in the eventual acceleration of this Note, the Initial Interest Rate shall be increased to fourteen percent (14%) per annum.

3. Events of Default.  If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(i) the entry of any judgment or order against the Company for the payment of money in an aggregate amount in excess of $50,000 (to the extent not covered by insurance), if the same is not satisfied or enforcement proceedings are not stayed within 60 days or if, within 60 days after the expiration of any such stay, the judgment or order is not dismissed, discharged or satisfied; or

(ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the filing by it of a petition seeking reorganization or release under the bankruptcy laws of any jurisdiction applicable to the Company, or the consent by it to the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors,; or

(iii) If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future applicable statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or

(iv) If, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(v) The conveyance of any or all of the Company’s assets to a trustee, mortgagee or liquidating agent or assignment for the benefit of creditors.

4. Prepayment. This Note may not be prepaid without the express written consent of the Holder.

5. Conversion.

5.1 Automatic Conversion.  Immediately upon the effective date of the listing of the Common Stock on any of the Nasdaq stock markets, the NYSE, or the NYSE Amex, the entire outstanding principal amount and all accrued unpaid interest of this Note shall be automatically converted, in accordance with the provisions of Section 5.3.1 hereof, into the number of shares of Common Stock determined by dividing the aggregate principal amount and all accrued unpaid interest thereon by $4.25, subject to adjustment as provided herein (such price being referred to herein as the “Conversion Price”).

5.2 Voluntary Conversion.  The Holder of this Note has the right, at the Holder’s option, at any time prior to conversion pursuant to Section 5.1 or payment in full of the principal balance and all accrued interest of this Note, to convert this Note, in accordance with the provisions of Section 5.3.2 hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which this Note may be converted pursuant to this Section 5.2 shall be determined by dividing the aggregate principal amount together with all accrued unpaid interest on the date of conversion by the Conversion Price.

5.3 Conversion Procedure.

5.3.1 Notice of Conversion Pursuant to Section 5.1.  If this Note is automatically converted pursuant to Section 5.1, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, this Note.  At its expense, the Company shall deliver to the Holder the applicable Conversion Shares in certificate form (bearing such legends as are required by the Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company) or, if permissible in the opinion of counsel to the Company, electronically through the Depository Trust Company or another established clearing corporation performing similar functions, in either case within five (5) Business Days following the Company’s receipt of this Note surrendered by the Holder.

5.3.2 Notice of Conversion Pursuant to Section 5.2.  Before the Holder shall be entitled to convert this Note into shares of Common Stock pursuant to Section 5.2, it shall surrender this Note at the office of the Company and shall give written notice, in the form of the Notice of Conversion attached hereto, to the Company of the election to convert the same pursuant to Section 5.2, and shall state therein the name or names in which the shares of Common Stock are to be issued. At its expense, the Company shall deliver to the Holder the applicable number of Conversion Shares in certificate form (bearing such legends as are required by the Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company) or, if permissible in the opinion of counsel to the Company, electronically through the Depository Trust Company or another established clearing corporation performing similar functions, within five (5) Business Days following its receipt of such notice and surrendered Note.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the applicable Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

5.4 No Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares issued upon the conversion of this Note shall be rounded up to the nearest whole share

5.5 Split, Subdivision or Combination of Shares.  If the Company at any time while this Note remains outstanding and unpaid shall split, subdivide or combine the Company’s Common Stock, into a different number of securities of the same class, the Conversion Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

6. Negative Covenants.  As long as any portion of this Note remains outstanding, unless the Majority Investors shall otherwise consent in writing, the Company shall not, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens or encumbrances of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents (other than those amendments contemplated in the Definitive Information Statement filed with the SEC on June 17, 2011), including without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; or

d) pay cash dividends or distributions on any equity securities of the Company.

7. Financial Covenants.  As long as any portion of this Note remains outstanding, the Company shall:

a) not later than 50 days after the end of the first three fiscal quarters, provide the Holder with a quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission, containing unaudited financial statements for such period;

b) not later than 135 days after the end of the fiscal year, provide the Holder with an annual report on form 10-K, as filed with the Securities and Exchange Commission, containing audited financial statements for such period; and

c) from time to time, provide such other information as the Holder may reasonably request.

8. Secured Obligations.  The obligations of the Company under this Note are secured by all assets of the Company and its subsidiaries pursuant to the Security Agreement.

9. Assignment.  Subject to the restrictions on transfer described in Section 11 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties.

10. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Majority Investors.

11. Transfer of This Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any U.S. federal or state law then in effect). Promptly upon receiving such written notice and opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12. Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if faxed with confirmation of receipt by the sending device or if delivered by internationally recognized overnight courier such as FedEx or DHL, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or faxed in the manner set forth above and shall be deemed to have been received when delivered.

13. No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

14. Usury.  This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law.  If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this Section 14 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.

15. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding that body of law relating to conflict of laws.  Venue for any legal action taken in connection with this Note shall be in the state or Federal courts located in the City of Minneapolis, Minnesota.

16. Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

17. Waiver.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 22nd day of August 2011.

LEVIATHAN MINERALS GROUP INCORPORATED, a Delaware corporation By: /s/Samuel K. Zia Name: Samuel Zia Title: Chief Executive Officer

Name of Holder:
Address:

NOTICE OF CONVERSION

(To Be Signed Only Upon Voluntary Conversion of Note)

TO: LEVIATHAN MINERALS GROUP INCORPORATED

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of LEVIATHAN MINERALS GROUP INCORPORATED to the extent of $__________________ unpaid principal amount and accrued unpaid interest of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is _______________________________________________________________, or otherwise electronically through the Depository Trust Corporation in accordance with the following instructions __________________________________.

Dated: _____________________

______________________________ (Signature must conform in all respects to name of the registered holder of the Note) (Address)